UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015 (October 16, 2015)

Pavonia Limited

(Exact name of registrant as specified in its charter)

Singapore	333-205938	98-1254807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: Pavonia Limited (the “Company”) is a newly-formed entity, formed solely to facilitate the acquisition of Broadcom Corporation (“Broadcom”) by Avago Technologies Limited (“Avago”) pursuant to that certain Agreement and Plan of Merger, dated as of May 28, 2015, by and among the Company, Avago, Broadcom and the other parties thereto (the “Transaction”). The following items constitute actions that are required under Singapore law and other preparatory steps in anticipation of the closing of the Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 16, 2015, the board of directors of the Company (the “Board”) appointed Anthony E. Maslowski as the Chief Financial Officer and as the principal financial officer of the Company, with immediate effect.

Mr. Maslowski, age 55, is Senior Vice President and Chief Financial Officer of Avago, which he joined in 2006 as Vice President of Internal Audit. Prior to joining Avago, Mr. Maslowski served as the Chief Financial Officer for Allegro Manufacturing Pte Ltd and, prior to that, he held senior finance management positions at Lam Research Corporation and Hitachi Data Systems Corporation. Mr. Maslowski holds a Bachelor of Business Administration degree from University of Michigan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2015, the Board fixed the first two financial periods of the Company as follows: (a) from March 3, 2015 (formation) to April 30, 2015 and (b) from May 1, 2015 to November 1, 2015. Thereafter, the fiscal year of the Company will be a 52- or 53- week year ending on the Sunday closest to October 31 (the same fiscal period as is presently used by Avago).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 19, 2015, the Company held its 2015 Annual General Meeting (“2015 AGM”), at which its sole shareholder approved the following:

(1)	the appointment of PricewaterhouseCoopers LLP as the Company’s independent Singapore auditor through the Company’s 2016 Annual General Meeting of shareholders;

(2)	a general authorization for the directors of the Company to allot and issue ordinary shares of the Company;

(3)	the election of two additional members, James V. Diller, and Lewis C. Eggebrecht, each presently a director of Avago, to the Company’s Board; and

(4)	the redenomination of the currency of the existing issued share capital of the Company from Singapore dollars into United States dollars.

Mr. Diller, age 80, was a founder of PMC-Sierra, Inc., serving as PMC’s Chief Executive Officer from 1983 to July 1997 and President from 1983 to July 1993. Mr. Diller also served as a director of PMC since its formation in 1983 until December 2013. Mr. Diller was Chairman of PMC’s board of directors from July 1993 until February 2000, and was its Vice Chairman from February 2000 until December 2013. Mr. Diller serves as the Chairman of the Board of Avago, and served as a director of Intersil Corporation from May 2002 until April 2015, and as Intersil’s interim President and Chief Executive Officer from December 2012 to March 2013.

Mr. Eggebrecht, aged 71, served as Vice President and Chief Scientist of ICS from 1998 through May 2003. Mr. Eggebrecht has held various other technical and executive management positions for more than 30 years, including as Chief Multimedia Architect at Phillips Semiconductor Manufacturing Inc., as Graphics Architect at S3 Graphics Limited, and Vice President of Research and Development at Commodore International Limited, and as a small systems architect for 15 years at International Business Machines Corporation (“IBM”). While at IBM, Mr. Eggebrecht was the Chief Architect and Design Team Leader on the original IBM PC. Mr. Eggebrecht serves as a director of Avago. He has also previously served on the board of directors of a number of public and private companies, including, most recently, as a director of Integrated Device Technology Inc., where he served as a director from 2005 to 2012, and as a director of ICS from 2003 to 2005. Mr. Eggebrecht holds six patents on the IBM PC and has authored two books on PC architecture, over 20 IBM Technical Disclosure Bulletins and trade press articles. Mr. Eggebrecht also serves on the board of directors of a number of private companies.

* * * * * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 20, 2015

Pavonia Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer